As Filed With the Securities and Exchange Commission

on July 14, 2004

Registration No. 333-_______

................................................................................................................................................

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

................................................................................................................................................

PERFORMANCE FOOD GROUP COMPANY

(Exact name of registrant as specified in its charter)

Tennessee (State or other jurisdiction of incorporation or organization)	54-0402940 (I.R.S. Employer Identification No.)

12500 West Creek Parkway Richmond, Virginia (Address of Principal Executive Offices)	23238 (Zip Code)

Performance Food Group Employee Stock Purchase Plan

(Full title of the plan)

John D. Austin

12500 West Creek Parkway

Richmond, Virginia 23238

(Name and address of agent for service)

(804) 484-7700

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock (3)	750,000 shares	$26.02 (2)	$19,515,000	$2,473

(1) Pursuant to Rule 416(a) under the Securities Act, includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended.

(3) Includes corresponding rights to acquire shares of Registrant's common stock pursuant to the Rights Agreement, dated as of May 16, 1997, as amended between Performance Food Group Company and American Stock Transfer and Trust Company.

Registration of Additional Securities

This Registration Statement is filed pursuant to General Instruction E of Form S-8 for the purpose of registering additional shares of common stock, $.01 par value, of Performance Food Group Company, a Tennessee corporation (the "Registrant"), for the Registrant's Employee Stock Purchase Plan, as amended.

Incorporation by Reference of Earlier Registration Statements

The Registration Statements on Form S-8 (Registration Nos. 33-72400, 333-12223, 333-78229, 333-60528 and 333-102155) previously filed by the Registrant with the Securities and Exchange Commission on December 2, 1993, September 18, 1996, May 11, 1999, May 9, 2001 and December 23, 2002, respectively, are hereby incorporated by reference herein.

Item 8. Exhibits

Exhibit Number	Description
5	Opinion of Bass, Berry & Sims PLC

23.1	Consent of KPMG LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24	Power of Attorney (included on page II-3)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 14th day of July, 2004.

PERFORMANCE FOOD GROUP COMPANY

By:	/s/ Robert C. Sledd
Robert C. Sledd
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Robert C. Sledd and John D. Austin, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Robert C. Sledd Robert C. Sledd	Chairman of the Board, President and Chief Executive Officer	July 14, 2004

/s/ John D. Austin John D. Austin	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	July 14, 2004

/s/ Charles E. Adair Charles E. Adair	Director	July 14, 2004

/s/ Mary C. Doswell. Mary C. Doswell	Director	July 14, 2004

/s/ Fred C. Goad, Jr. Fred C. Goad, Jr.	Director	July 14, 2004

/s/ Timothy M. Graven Timothy M. Graven	Director	July 14, 2004

/s/ John E. Stokely John E. Stokely	Director	July 14, 2004

EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Bass, Berry & Sims PLC

23.1	Consent of KPMG LLP

23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5)

24	Power of Attorney (included on page II-3)